UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on December 10, 2025, Sarepta Therapeutics, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its 1.25% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”), including the Michael A. Chambers Living Trust, an entity affiliated with Michael Chambers, a member of the Company’s board of directors. Under the terms of the Exchange Agreements, the holders party thereto agreed to exchange with the Company approximately $291.4 million in aggregate principal amount of Existing Convertible Notes held by them for consideration consisting of (i) approximately $291.4 million in aggregate principal amount of 4.875% Convertible Senior Notes due 2030 (the “New Convertible Notes”) and (ii) an aggregate of approximately $31.6 million in cash.

The New Convertible Notes were issued by the Company on December 18, 2025 pursuant to an Indenture, dated as of August 28, 2025 (the “Indenture”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of December 18, 2025, each between the Company and U.S. Bank Trust Company, National Association, as trustee. The New Convertible Notes constitute “additional Notes” under the Indenture and were issued with the same terms and as part of the same series as the approximately $602.0 million of 4.875% Convertible Senior Notes due 2030 issued in August 2025, as described in the Company’s Current Report on Form 8-K filed on August 29, 2025. Following the closing of the Exchange, the aggregate principal amount of the Company’s 4.875% Convertible Senior Notes due 2030 totals approximately $893.4 million.

The foregoing description of the First Supplemental Indenture, the Indenture and the New Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the Indenture and form of Note, which were filed as Exhibits 4.1 and 4.2 to the Company’s Current Report on Form 8-K filed on August 29, 2025, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of December 18, 2025, by and between Sarepta Therapeutics, Inc. and U.S. Bank Trust Company, National Association.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Ian Estepan
Ian Estepan
President and Chief Operating Officer

Date: December 19, 2025